PART I

This Registration Statement on Form S-8 is being filed by the CBT Corporation Retirement, Savings and Profit Sharing Plan (the "Plan") with respect to interests to be offered or sold pursuant to the Plan, and by CBT Corporation (the "Registrant") with respect to 750,000 shares of common stock, no par value per share ("Common Stock"), of the Registrant which may be acquired by participants in the Plan.

                           PART II

Item 3. Incorporation of Documents by Reference.

      The  following documents of the Registrant  heretofore
filed  with  the  Securities and  Exchange  Commission  (the
"Commission")   are   incorporated  in   this   Registration
Statement by reference:

          A. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993;

          B.   The Registrant's Quarterly Reports on Form 10-
Q for the quarters ended March 31, 1994 and June 30, 1994;

          C. The Registrant's Current Reports on Form 8-K dated January 10, 1994, April 29, 1994 and May 31, 1994.

          D.   The   description of the Common Stock of the
Registrant contained in a registration statement filed under
Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference is deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts of Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

       Article XII of the Registrant's Articles of Incorporation, as amended, limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

     The Bylaws of the Registrant acknowledge the provisions for indemnification set out in the Kentucky Business Corporation Act. The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500 et seq.

      Generally, under KRS 271B8-500 et seq., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if (a) he conducted himself in good faith, and (b) he reasonably believed: in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and, in all other cases, that his conduct was at least not opposed to its best interests; and
(c) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

      A corporation may not indemnify a director: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (b) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

       Indemnification  permitted  in  connection   with   a
proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

      In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

      The exhibits listed on the Exhibit Index attached at page 8 of this Registration Statement are incorporated by reference herein.

      The Registrant undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arises under the Securities Act of 1933 may be permitted to directors or officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)  The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

           (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3)   to remove from registration by means  of  a
post-effective   amendment  any  of  the  securities   being
registered which remain unsold at the termination of the offering.
                SIGNATURES AND POWER OF ATTORNEY

      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paducah, Commonwealth of Kentucky, on October 26, 1994.

                                        CBT CORPORATION


                                        By: /s/ William J. Jones
                                        William J. Jones,President
                                          and Chief Executive Officer


           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints William J. Jones and John E. Sircy, and each of them (with full power of each of them to act alone), his
true and lawful attorneys-in-fact  and  agents,   with  full
power of substitution and resubstitution for him and on his behalf, and in his name,place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other
documents  in   connection therewith,  with  the  Securities
and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act
of 1933, the Registration Statement has been signed below by
the   following   persons   on   October  26,  1994  in  the
capacities indicated.


          Signature                     Title



/s/ William J. Jones               President, ChiefExecutive
William J. Jones                   Officer and Director
                                   (Principal Executive Officer)




/s/ John E. Sircy                   Executive Vice President and
John E. Sircy                       Chief Operations Officer
                                    (Principal Financial and
                                     Accounting Officer)

/s/ Irving P. Bright, Jr.
Irving P. Bright, Jr.                Director


/s/ John Burman
John Burman                          Director


/s/ Patrick J. Cvengros
Patrick J. Cvengros                  Director


/s/ William H. Dyer
William H. Dyer                      Director


/s/ Louis A. Haas
Louis A. Haas                        Director


/s/ Joe Tom Haltom
Joe Tom Haltom                       Director


/s/ Kerry Harvey
Kerry Harvey                         Director


/s/  F. Donald Higdon
F. Donald Higdon                     Director


/s/ Ted Kinsey
Ted Kinsey                           Director


/s/ Louis M. Michelson
Louis M. Michelson                   Director


/s/ Bill B. Morgan
Bill B. Morgan                       Director


___________________
Louis D. Myre, M.D.                  Director


/s/ David M. Paxton
David M. Paxton                      Director


___________________
Robert P. Petter                     Director


/s/ Joseph A. Powell
Joseph A. Powell                     Director


/s/ William A. Usher
William A. Usher                     Director


      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Paducah, Commonwealth of Kentucky, on October 26, 1994.


           CBT CORPORATION RETIREMENT, SAVINGS AND
                     PROFIT SHARING PLAN


                                   By /s/ William J. Jones
                                   William J. Jones, Committee Member


           KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints William J. Jones and John E. Sircy, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in
connection   therewith,  with  the  Securities  and  Exchange
Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done
in and  about  the premises, as   fully  to all  intents  and
purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their of his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.


                       /s/William J. Jones
                       William J. Jones, Committee Member

                       /s/ John E. Sircy
                       John E. Sircy, Committee Member

                       /s/ Lois J. Swain
                       Lois J. Swain, Committee Member

                       /s/ Rita Johnson
                       Rita Johnson, Committee Member


                       CBT CORPORATION

                          FORM S-8
                   REGISTRATION STATEMENT


                        EXHIBIT INDEX

     4(a) Articles  of  Incorporation  of the Corporation, as
amended, are   incorporated  by reference to Exhibit 4 of the
Report on form 10-Q for the quarter ended June 30, 1994.

     4(b) Bylaws  of  the  Corporation   are  incorporated by
reference to Exhibit 3 of Registration Statement on Form S-14 of the Corporation (File No. 2-83583).

     (23) Consent of Deloitte & Touche, independent auditors for the Registrant.

     (24) Powers of Attorney, included on the signature pages to this Registration Statement.


                           EXHIBIT 23

                 INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of CBT Corporation on Form S-8 of the report of Deloitte & Touche dated January 28, 1994, incorporated by reference in the Annual Report on Form 10-K of CBT Corporation for the year ended December 31, 1993.

/s/ Deloitte & Touche
Deloitte & Touche
Louisville, Kentucky
November 1, 1994